UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2015, Heritage Insurance Holdings, Inc. (“Heritage”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Zephyr Acquisition Company (“Zephyr”), each of RM Ocean Harbor Holding, Inc. and MP Holdings LLC (collectively, the “Sellers”) and certain affiliates of the Sellers. Pursuant to the terms of the Purchase Agreement, upon the closing, Heritage will purchase all of the outstanding shares of capital stock of Zephyr from the Sellers (the “Acquisition”). The Sellers will be entitled to receive consideration from Heritage in an amount equal to $120,000,000, subject to certain adjustments. A portion of the $120,000,000 to be paid at closing will be remitted to Zephyr’s lenders to repay all of Zephyr’s outstanding indebtedness.

The closing of the Acquisition is expected to occur in the fourth quarter of 2015, subject to customary closing conditions. The Purchase Agreement contains certain termination rights for both Heritage and the Sellers. Heritage, Zephyr, the Sellers and certain affiliates of the Sellers have made customary representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01. Other Events

On September 29, 2015, Heritage issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 29, 2015, by and among Heritage Insurance Holdings, Inc., Zephyr Acquisition Company, RM Ocean Harbor Holding, Inc., MP Holdings LLC, certain affiliates of the Sellers and the Sellers’ Representative.

99.1	Press Release dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: October 2, 2015	By:	/s/ Stephen Rohde
	Name:	Stephen Rohde
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 29, 2015, by and among Heritage Insurance Holdings, Inc., Zephyr Acquisition Company, RM Ocean Harbor Holding, Inc., MP Holdings LLC, certain affiliates of the Sellers and the Sellers’ Representative.

99.1	Press Release dated September 29, 2015.

4